Exhibit 99.1

Nine Energy Service Announces Second Quarter 2018 Results

•	Revenue, Net Income and Adjusted EBITDAA of $205.5 million, $9.0 million and $30.6 million, respectively for the second quarter of 2018

•	Second quarter 2018 Revenue and Adjusted EBITDA increased approximately 18% and 27%, respectively over the first quarter 2018

•	Second quarter 2018 ROICB of 8%

HOUSTON, August 13, 2018 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2018 revenues of $205.5 million, net income of $9.0 million and adjusted EBITDA of $30.6 million. Second quarter 2018 revenues increased approximately 18% as compared to the first quarter 2018 revenues of $173.8 million. For the second quarter of 2018, the Company reported net income of $9.0 million, or $0.37 per diluted share. This compares to net income of $1.7 million, or $0.08 per diluted share in the first quarter of 2018. The Company reported second quarter 2018 adjusted EBITDA of $30.6 million, an increase of approximately 27% compared to first quarter 2018 adjusted EBITDA of $24.1 million, and represented the sixth sequential quarterly increase. The Company had provided second quarter 2018 revenue guidance between $185.0 and $195.0 million and adjusted EBITDA guidance between $27.0 and $29.0 million, with actual results outperforming the midpoint of second quarter 2018 revenue guidance by approximately 8% and the midpoint of second quarter adjusted EBITDA guidance by approximately 9%. For the second quarter of 2018, the Company generated an ROIC of 8%, as compared to first quarter 2018 ROIC of 3%.

“The team at Nine continues to execute in the field and drive growth for the Company,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “We remain focused on offering our customers a unique blend of outstanding wellsite execution and service with a portfolio of innovative and reliable technology to increase efficiencies and decrease cycle time,” said Fox. “With our proven track record, we have been able to gain market share and strategically increase price as seen through the significant growth on the top line of approximately 18% and increasing net income by over five times over the first quarter of 2018. We were also happy to see our ROIC increase by approximately 500 basis points this quarter. ROIC will continue to help guide management on capital deployment decisions moving forward and gauging Company performance.”

“The trends in onshore completions continue to help propel the Completion Solutions Segment across all service lines. Our completion tools and wireline stages grew approximately 30% collectively quarter over quarter despite US land rig count increasing approximately 7% and market stage count growing approximately 8%. Operational efficiencies within Nine continue to improve and help Nine navigate labor bottlenecks with the average stages per employee per month increasing over 40% through the first half of the year,” said Fox.

“We remain positive on the outlook for North American shale and for the company moving forward, anticipating another quarter of both revenue and adjusted EBITDA growth in the third quarter of 2018. This growth will be driven by both completion tools and our completions services, all of which directly benefit from industry trends of more complex completions and multi-pad development,” Fox concluded.

Business Segment Results

Completion Solutions

During the second quarter of 2018, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services reported revenues of $185.1 million compared to first quarter 2018 revenues of $154.6 million, representing an approximate 20% increase. For the second quarter 2018, Completion Solutions reported adjusted gross profitc of $39.1 million compared to first quarter 2018 adjusted gross profit of $33.2 million, representing an approximate 18% increase.

Production Solutions

During the second quarter of 2018, the Company’s Production Solutions segment, which includes well services, generated revenues of $20.4 million compared to first quarter 2018 revenues of $19.2 million, representing an approximate 6% increase. For the second quarter 2018, Production Solutions reported adjusted gross profit of $2.8 million compared to first quarter 2018 adjusted gross profit of $2.4 million, representing an approximate 18% increase.

Other Financial Information

During the second quarter of 2018, the Company reported selling, general and administrative expense of $16.1 million, compared to $15.4 million for the first quarter of 2018. Depreciation and amortization expense (“D&A”) in the second quarter of 2018 was $15.1 million, compared to $15.0 million for the first quarter of 2018.

During the second quarter of 2018, the Company’s effective tax rate was 6.7%. The effective income tax rate for the quarter was primarily attributable to changes in pre-tax book income and valuation allowance positions as well as tax liability in states where income is expected to exceed available net operating losses.

Liquidity and Capital Expenditures

During the second quarter of 2018, the Company reported net cash provided by operating activities of $7.9 million, compared to $17.3 million for the first quarter of 2018.

As of June 30, 2018, Nine’s cash and cash equivalents were $70.9 million with $50.0 million of revolver capacity, $49.3 million of which is currently available, resulting in a total liquidity position of $120.2 million as of June 30, 2018.

Capital expenditures totaled $11.6 million during the second quarter of 2018, compared to $6.5 million in the first quarter of 2018.

ABC	See end of press release for definitions

Conference Call Information

The call is scheduled for Monday, August 13, 2018 at 10:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 27, 2018 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13681859.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions throughout North America. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Strategically located throughout the U.S. and Canada, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

•

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general nature of the energy service industry risks related to economic conditions; volatility of crude oil and natural gas commodity prices; a decline in demand for our services, including due to declining commodity prices; our ability to implement price increases or maintain pricing of our core services; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of our capital resources and liquidity; our ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; and other factors to be discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Director, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
Revenues	$205,492	$173,807
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	163,591	138,227
General and administrative expenses	16,070	15,428
Depreciation	13,212	13,109
Amortization of intangibles	1,896	1,900
Loss on equity method investment	118	75
Loss (gain) on sale of property and equipment	(881)	370

Income from operations	11,486	4,698

Other expense
Interest expense	1,815	2,930

Total other expense	1,815	2,930

Income before income taxes	9,671	1,768
Provision for income taxes	652	93

Net income	$9,019	$1,675
Net income per share
Basic	$0.38	$0.08
Diluted	$0.37	$0.08
Weighted average shares outstanding
Basic	23,895,858	21,902,519
Diluted	24,351,000	22,069,353
Other comprehensive income, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(250)	$(394)

Total other comprehensive loss, net of tax	(250)	(394)

Total comprehensive income	$8,769	$1,281

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30, 2018	March 31, 2018
Assets
Current assets
Cash and cash equivalents	$70,860	$72,900
Accounts receivable, net	140,968	116,080
Income taxes receivable	109	—
Inventories	23,091	21,748
Prepaid expenses and other	7,431	6,859
Notes receivable from shareholders	10,526	—

Total current assets	252,985	217,587
Property and equipment, net	248,803	253,066
Goodwill	93,756	93,756
Intangible assets, net	59,749	61,645
Other long-term assets	1,093	1,181
Notes receivable from shareholders	—	10,501

Total assets	$656,386	$637,736

Liabilities and Stockholders’ Equity
Current liabilities
Long-term debt, current portion	$5,899	$2,774
Accounts payable	39,002	36,446
Accrued expenses	25,871	22,383
Income taxes payable	—	721

Total current liabilities	70,772	62,324
Long-term liabilities
Long-term debt	107,980	110,936
Deferred taxes	5,392	4,970
Other long term liabilities	62	66

Total liabilities	184,206	178,296

Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 25,030,863 and 24,278,857 shares issued and outstanding at June 30, 2018 and March 31, 2018, respectively)	250	243
Additional paid-in capital	559,645	555,681
Accumulated other comprehensive income (loss)	(4,328)	(4,078)
Retained earnings (accumulated deficit)	(83,387)	(92,406)

Total stockholders’ equity	472,180	459,440

Total liabilities and stockholders’ equity	$656,386	$637,736

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
Cash flows from operating activities
Net Income	$9,019	$1,675
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation	13,212	13,109
Amortization of intangibles	1,896	1,900
Amortization of deferred financing costs	169	853
Recovery of doubtful accounts	(30)	(270)
Deferred tax expense (benefit)	422	(47)
Impairment of goodwill	—	—
Impairment of intangibles	—	—
Provision for inventory obsolescence	228	—
Stock-based and deferred compensation expense	3,971	2,240
Loss (gain) on sales of assets	(881)	370
Loss (gain) on revaluation of contingent consideration	607	1,063
Loss on equity method investment	118	75
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(24,981)	(16,387)
Inventories	(1,622)	406
Prepaid expenses and other current assets	(571)	757
Accounts payable and accrued expenses	7,227	11,357
Income taxes receivable/payable	(831)	140
Other assets and liabilities	(60)	66

Net cash provided by operating activities	7,893	17,307

Cash flows from investing activities
Proceeds from sales of assets	198	1,096
Proceeds from property and equipment casualty losses	1,743	—
Purchases of property and equipment	(11,597)	(6,468)

Net cash used in investing activities	(9,656)	(5,372)

Cash flows from financing activities
Borrowings on revolving credit facilities	—	—
Payments on revolving credit facilities	—	(96,182)
Payments on term loans	—	(155,701)
Proceeds from term loan	—	125,000
Payment of contingent liability on Scorpion purchase	—	—
Proceeds from issuance of common stock in IPO, net offering costs	(166)	171,616
Proceeds from other issuances of common stock	—	300
Deferred financing costs	—	(1,385)

Net cash provided by (used in) financing activities	(166)	43,648

Net increase (decrease) in cash and cash equivalents	(1,929)	55,583
Impact of foreign currency exchange on cash	(111)	(196)
Cash and cash equivalents
Beginning of period	72,900	17,513

End of period	$70,860	$72,900

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
Revenues
Completion Solutions	$185,111	$154,644
Production Solutions	20,381	19,163

	$205,492	$173,807

Gross profit(1)
Completion Solutions	$39,109	$33,218
Production Solutions	2,792	2,362

	$41,901	$35,580

General and administrative expenses	16,070	15,428
Depreciation	13,212	13,109
Amortization of intangibles	1,896	1,900
Loss on equity method investment	118	75
Loss (gain) on sale of assets	(881)	370

Income from operations	$11,486	$4,698

Capital expenditures
Completion Solutions	$10,630	$5,283
Production Solutions	955	692
Corporate	12	493

	$11,597	$6,468
Assets
Completion Solutions	$461,683	$442,433
Production Solutions	116,672	117,240
Corporate	78,031	78,063

	$656,386	$637,736

(1)	Excludes depreciation and amortization, shown below.

NINE ENERGY SERVICE, INC.

GEOGRAPHICAL SPLIT

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
Revenues
United States	$197,430	$166,705
Canada	8,062	7,102

	$205,492	$173,807

	June 30, 2018	March 31, 2018
Long-lived assets:
United States	$398,521	$415,138
Canada	4,880	5,011

	$403,401	$420,149

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
Calculation of gross profit
Revenues	$205,492	$173,807
Cost of revenues (exclusive of depreciation and amortization shown separately below)	163,591	138,227
Depreciation (related to cost of revenues)	12,993	12,892
Amortization	1,896	1,900

Gross profit	$27,012	$20,788

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$27,012	$20,788
Depreciation (related to cost of revenues)	12,993	12,892
Amortization	1,896	1,900

Adjusted gross profit	$41,901	$35,580

NINE ENERGY SERVICE, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
EBITDA reconciliation:
Net income	$9,019	$1,675

Interest expense	1,815	2,930
Depreciation	13,212	13,109
Amortization	1,896	1,900
Provision from income taxes	652	93

EBITDA	$26,594	$19,707

Adjusted EBITDA reconciliation:
EBITDA	$26,594	$19,707

Transaction expenses	—	377
Loss or gains from the revaluation of contingent liabilities (1)	607	1,063
Loss on equity investment	118	75
Non-cash stock-based compensation expense	3,971	2,240
Loss (gain) on sale of property and equipment	(881)	370
Legal fees and settlements (2)	177	305

Adjusted EBITDA	$30,586	$24,137

(1)

Loss or gain related to the revaluation of liability for contingent consideration relating to our acquisition of Scorpion to be paid in shares of Company common stock and in cash, contingent upon quantities of Scorpion Composite Plugs sold during 2016 and gross margin related to the product sales for three years following the acquisition.

(2)	Amount represents fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATIONS OF ROIC CALCULATIONS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
Income from continuing operations, net of tax	$9,019	$1,675
Add back:
Interest Expense	1,815	2,930
Taxes on interest	(381)	(615)

After-tax net operating profit	$10,453	$3,990
Total capital as of prior period end:
Total stockholders’ equity	$459,440	$287,358
Total debt	115,274	242,235
Less cash and cash equivalents	(72,900)	(17,513)

Total capital	$501,814	$512,080

Total capital as of period end:
Total stockholders’ equity	$472,180	$459,440
Total debt	115,274	115,274
Less cash and cash equivalents	(70,860)	(72,900)

Total capital	$516,594	$501,814

Average total capital	$509,204	$506,947

ROIC	8%	3%

A

Adjusted EBITDA is defined as EBITDA further adjusted for (i) impairment of goodwill and other intangible assets, (ii) transaction expenses related to acquisitions or the Combination, (iii) loss from discontinued operations, (iv) loss or gains from the revaluation of contingent liabilities, (v) non-cash stock-based compensation expense, (vi) loss or gains on sale of assets, (vii) inventory write-down and (viii) adjustment for other expenses or charges, to exclude certain items which we believe are not reflective of ongoing performance of our business, such as transaction expenses associated with our IPO, legal expenses and settlement costs related to litigation outside the ordinary course of business, and restructuring costs. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure.

B

ROIC is defined as after-tax net operating profit, divided by average total capital. We define after-tax net operating profit as income (loss) from continuing operations (net of tax) plus interest expense, less taxes on interest. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We then take the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in capital resource allocation decisions and in evaluating business performance.

C

Adjusted gross profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance and to determine resource allocation between segments. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.